Exhibit 99.1

Mister Car Wash Announces Fourth Quarter and Full Year 2024 Results

Net revenues increased 9%

Comparable-store sales increased 6.0%

Unlimited Wash Club® (“UWC”) memberships increased 2% year-over-year

Opened 14 new greenfield locations

Tucson, Ariz., February 19, 2025 – Mister Car Wash, Inc. (the “Company”) (Nasdaq: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter and year ended December 31, 2024.

“I am pleased with the strength of our fourth quarter and full year 2024 performance. Against a challenging consumer backdrop and increased competition, we delivered record revenue and EBITDA with our results improving as the year progressed. None of it would’ve been possible without the execution and passion of our exceptional team,” commented John Lai, Chairperson and CEO of Mister Car Wash. “In addition, our subscription business remained a highlight, led by our premium Titanium offering, while retail sales trends showed meaningful improvement. Looking ahead, I’m confident that our approach to scaling the business will drive sustained growth and market share gains over the long term and deliver increased value for our shareholders.”

Fourth Quarter 2024 Highlights:

•
Net revenues increased 9% to $251.2 million, up from $230.1 million in the fourth quarter of 2023.
•
Comparable-store sales increased 6.0% during the quarter.
•
UWC sales represented 75% of total wash sales compared to 74% in the fourth quarter of 2023.
•
Added approximately 14 thousand net new UWC members in the fourth quarter and had over 2.1 million members as of December 31, 2024.
•
Opened 14 new greenfield locations, relocated one, and closed two locations, bringing the total net number of car wash locations operated to 514 as of December 31, 2024, an increase of 8% compared to 476 car wash locations as of December 31, 2023.
•
Net income and net income per diluted share were $9.2 million and $0.03, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $30.7 million and $0.09, respectively.
•
Adjusted EBITDA(1) increased 13% to $78.3 million from $69.5 million in the fourth quarter of 2023.

Full Year Highlights:

•
Net revenues increased 7% to $994.7 million, up from $927.1 million in the prior year.
•
Comparable-store sales increased 3.0%.
•
Added approximately 46 thousand net new UWC members and UWC membership increased 2% on a year-over-year basis.
•
Opened a record 39 new greenfield locations during 2024.
•
Net income and net income per diluted share were $70.2 million and $0.21, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $122.8 million and $0.37, respectively.
•
Adjusted EBITDA(1) increased 12% to $320.9 million from $285.9 million in 2023.

(1) Adjusted net income, adjusted EBITDA and adjusted net income per diluted share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Location Count

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024
Beginning location count	501	462	476
Greenfield locations opened	14	14	39
Relocations	1	-	1
Closures	(2)	-	(2)
Ending location count	514	476	514

Balance Sheet and Cash Flow Highlights

•
As of December 31, 2024, cash and cash equivalents totaled $67.5 million, compared to cash and cash equivalents of $19.0 million as of December 31, 2023. There were no borrowings under the Company’s Revolving Commitment as of December 31, 2024 and 2023.
•
Net cash provided by operating activities totaled $248.6 million compared to $204.7 million for the year ended December 31, 2024 and 2023, respectively.

Sale-Leasebacks and Rent Expense

•
In the fourth quarter of 2024, the Company completed 21 separate sale-leaseback transactions involving a total of 21 car wash locations for aggregate consideration of $97.5 million, bringing the full year aggregate proceeds from sale-leaseback transactions to $134.9 million for 29 car wash locations.
•
With 470 car wash leases at the end of the year versus 427 leases at the end of the prior year, rent expense, net increased 10% to $28.7 million, compared to the fourth quarter of 2023.

2025 Outlook

The Company’s outlook for the year ending December 31, 2025 compared to actual results of 2024 is as follows:

	2025 Outlook	2024 Actual
Net revenues	$1,038 to $1,064 million	$994.7 million
Comparable-store sales growth %	1.0% to 3.0%	3.0%
Adjusted net income	$141 to $149 million	$122.8 million
Adjusted EBITDA	$334 to $346 million	$320.9 million
Adjusted net income per diluted share	$0.43 to $0.45	$0.37
Interest expense, net	$63 million	$79.5 million
Rent expense, net	Approx. $123 million	$109.7 million
Weighted average common shares outstanding, diluted, full year	Approx. 330 million	329.5 million
New greenfield locations	30 to 35	39
Capital expenditures(1)	$275 to $305 million	$330.1 million
Sale leasebacks	$40 to $50 million	$134.9 million

(1)
Total capital expenditures for the year ending December 31, 2025 are expected to consist of approximately $225 million to $250 million of new store growth capital expenditures and $50 million to $55 million of other capital expenditures related to store-level maintenance, productivity improvements and the integration of acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2024 and to provide a business update is scheduled for today, February 19, 2025, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NASDAQ: MCW) operates over 500 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including adjusted EBITDA, adjusted net income, and adjusted net income per diluted share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, debt refinancing costs, and other nonrecurring charges. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Adjusted net income per diluted share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates, and capital investments. Management also uses adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions, and because the Company’s credit facilities use measures similar to adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt, cash requirements for replacement of assets that are being depreciated and amortized, and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations.

The Company is not providing a reconciliation of the 2025 outlook for adjusted EBITDA, adjusted net income, and adjusted net income per diluted share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses, and the other adjustments reflected, are uncertain, depend on various factors, and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for 2024 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Edward Plank, Mister Car Wash, Inc.

IR@mistercarwash.com

Media

media@mistercarwash.com

Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues	$251,172	$230,140	$994,727	$927,070

Costs and expenses:
Cost of labor and chemicals	72,739	68,999	290,705	279,375
Other store operating expenses	105,722	93,400	404,675	363,717
General and administrative	27,925	27,270	107,980	105,708
Loss on sale of assets, net	12,987	3,595	12,435	125
Total costs and expenses	219,373	193,264	815,795	748,925
Operating income	31,799	36,876	178,932	178,145

Other (income) expense:
Interest expense, net	18,557	19,961	79,488	75,104
Loss on extinguishment of debt	91	-	1,976	-
Other income	(10)	-	(5,199)	-
Total other expense, net	18,638	19,961	76,265	75,104
Income before taxes	13,161	16,915	102,667	103,041
Income tax provision	3,992	4,538	32,428	22,911
Net income	$9,169	$12,377	$70,239	$80,130

Earnings per share:
Basic	$0.03	$0.04	$0.22	$0.26
Diluted	$0.03	$0.04	$0.21	$0.24
Weighted-average common shares outstanding:
Basic	322,904,182	314,550,061	320,031,984	311,035,122
Diluted	330,364,039	328,122,154	329,513,232	328,239,604

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$70,239	$80,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	81,366	69,991
Stock-based compensation expense	25,563	24,001
Loss on sale of assets, net	12,435	125
Loss on extinguishment of debt	1,976	-
Amortization of deferred debt issuance costs	1,256	1,698
Non-cash lease expense	49,855	45,084
Deferred income tax	30,084	18,137
Changes in assets and liabilities:
Accounts receivable, net	5,513	(2,363)
Other receivables	373	960
Inventory, net	3,224	357
Prepaid expenses and other current assets	365	810
Accounts payable	3,373	(113)
Accrued expenses	9,157	6,065
Deferred revenue	1,274	3,195
Operating lease liability	(42,753)	(40,434)
Other noncurrent assets and liabilities	(4,680)	(2,990)
Net cash provided by operating activities	$248,620	$204,653

Cash flows from investing activities:
Purchases of property and equipment	(330,079)	(328,124)
Acquisition of car wash operations, net of cash	—	(51,218)
Proceeds from sale of property and equipment	130,227	119,977
Net cash used in investing activities	$(199,852)	$(259,365)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	6,510	9,777
Payments for repurchases of common stock	(19,290)	—
Proceeds from debt borrowings	925,000	—
Proceeds from revolving line of credit	217,000	—
Payments on debt borrowings	(905,820)	—
Payments on revolving line of credit	(217,000)	—
Payments of deferred debt issuance costs	(5,505)	—
Principal payments on finance lease obligations	(748)	(668)
Other financing activities	(422)	(500)
Net cash provided by (used in) financing activities	$(275)	$8,609

Net change in cash and cash equivalents, and restricted cash during period	48,493	(46,103)
Cash and cash equivalents, and restricted cash at beginning of period	19,119	65,222
Cash and cash equivalents, and restricted cash at end of period	$67,612	$19,119

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	67,463	19,047
Restricted cash, included in prepaid expenses and other current assets	149	72
Total cash, cash equivalents, and restricted cash	$67,612	$19,119

Supplemental disclosure of cash flow information:
Cash paid for interest	$78,122	$75,737
Cash paid for income taxes	$2,529	$4,221

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$10,914	$17,907
Property and equipment accrued in other accrued expenses	$9,653	$13,303
Stock option exercise proceeds in other receivables	$294	$—

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$67,463	$19,047
Accounts receivable, net	791	6,304
Other receivables	13,518	14,714
Inventory, net	5,728	8,952
Prepaid expenses and other current assets	11,590	11,877
Total current assets	99,090	60,894
Property and equipment, net	814,600	725,121
Operating lease right of use assets, net	924,896	833,547
Other intangible assets, net	112,507	117,667
Goodwill	1,134,734	1,134,734
Other assets	15,969	9,573
Total assets	$3,101,796	$2,881,536

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,020	$33,641
Accrued payroll and related expenses	27,116	19,771
Other accrued expenses	39,162	38,738
Current maturities of long-term debt	6,920	—
Current maturities of operating lease liability	48,986	43,979
Current maturities of finance lease liability	804	746
Deferred revenue	33,960	32,686
Total current liabilities	186,968	169,561
Long-term debt, net	909,094	897,424
Operating lease liability	890,613	809,409
Financing lease liability	13,262	14,033
Deferred tax liabilities, net	101,741	71,657
Other long-term liabilities	1,766	4,417
Total liabilities	2,103,444	1,966,501
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 323,693,863 and 315,192,401 shares outstanding as of December 31, 2024 and 2023, respectively	3,242	3,157
Additional paid-in capital	830,264	817,271
Retained earnings	164,846	94,607
Total stockholders’ equity	998,352	915,035
Total liabilities and stockholders’ equity	$3,101,796	$2,881,536

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income to adjusted EBITDA:
Net income	$9,169	$12,377	$70,239	$80,130
Interest expense, net	18,557	19,961	79,488	75,104
Income tax provision	3,992	4,538	32,428	22,911
Depreciation and amortization expense	20,328	18,573	81,366	69,991
Loss on sale of assets, net	12,987	3,595	12,435	125
Stock-based compensation expense	6,892	6,434	27,259	24,310
Acquisition expenses	1,381	820	3,357	3,471
Non-cash rent expense	1,863	1,420	6,405	5,043
Debt refinancing costs	611	—	6,711	—
Employee retention credit	—	—	(5,189)	—
Other	2,498	1,772	6,447	4,839
Adjusted EBITDA	$78,278	$69,490	$320,946	$285,924

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income to adjusted net income:
Net income	$9,169	$12,377	$70,239	$80,130
Loss on sale of assets, net	12,987	3,595	12,435	125
Stock-based compensation expense	6,892	6,434	27,259	24,310
Acquisition expenses	1,381	820	3,357	3,471
Non-cash rent expense	1,863	1,420	6,405	5,043
Debt refinancing costs	611	—	6,711	—
Employee retention credit	—	—	(5,189)	—
Other	2,498	1,772	6,447	4,839
Income tax impact of stock award exercises	374	1,058	6,380	(3,274)
Tax impact of adjustments to net income	(5,114)	(3,510)	(11,197)	(9,447)
Adjusted net income	$30,661	$23,966	$122,847	$105,197
Adjusted net income per diluted share	$0.09	$0.07	$0.37	$0.32
Adjusted weighted-average common shares outstanding - diluted	330,364,039	328,122,154	329,513,232	328,239,604